UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 5, 2014

Mediacom LLC

Mediacom Capital Corporation

(Exact name of registrants as specified in their charter)

New York	333-82124-01	06-1433421
New York	333-82124-04	06-1513997
(State or other jurisdiction of incorporation or organization)	(Commission File Nos.)	(I.R.S. Employer Identification Nos.)

1 Mediacom Way

Mediacom Park, NY 10918

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (845) 443-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The operating subsidiaries of Mediacom LLC (the “operating subsidiaries”) have a senior secured credit facility (the “credit facility”) that consists of revolving credit commitments and term loans. On February 5, 2014, the operating subsidiaries entered into an amended and restated credit agreement governing the credit facility (the “credit agreement”) that provided for a new term loan in the principal amount of $250.0 million (“Term Loan F”) and $225.0 million of new revolving credit commitments (the “new revolver”). On the same date, the full amount of Term Loan F was borrowed by the operating subsidiaries, the new revolver became effective, and the previous $225.2 million revolving credit facility (the “old revolver”) was terminated. Following the borrowing of Term Loan F, there are three term loans outstanding under the credit facility (Term Loan C, Term Loan E and Term Loan F).

Borrowings under Term Loan F bear interest at a floating rate or rates equal to, at the discretion of the operating subsidiaries, the Eurodollar Rate (as defined in the credit agreement) plus a margin of 2.50% or the Prime Rate (as defined in the credit agreement) plus a margin of 1.50%. Term Loan F matures on March 31, 2018, and is subject to quarterly reductions of $625,000 beginning on June 30, 2014. If on or before August 5, 2014, the borrowers prepay Term Loan F from the proceeds of a substantially concurrent borrowing of term loans with an interest rate less than the interest rate applicable to Term Loan F (calculated as provided in the credit agreement), then the prepayment shall be accompanied by a fee equal to 1.00% of the aggregate principal amount of Term Loan F so prepaid. The obligations of the operating subsidiaries under Term Loan F are governed by the terms of the credit agreement.

Borrowings under the new revolver bear interest at a floating rate or rates equal to, at the discretion of the operating subsidiaries, the London Interbank Offered Rate (“LIBOR”) plus a margin ranging from 2.00% to 2.75%, or the Prime Rate plus a margin ranging from of 1.00% to 1.75%. Commitment fees on the unused portion of the new revolver are payable at a rate of 0.38% or 0.50%. The applicable margin on outstanding borrowings under the new revolver, and commitment fees charged on the unused portion of the new revolver, are determined by certain financial ratios pursuant to the credit agreement. The new revolver is scheduled to expire on February 5, 2019 (or on October 31, 2014 if on that date $200.0 million or more remains outstanding under the existing Term Loan C under the credit facility). Following the completion of the transactions noted above, the outstanding balance under Term Loan C was $204.5 million. Term Loan C matures on January 31, 2015, and is subject to quarterly principal reductions of $511,250 beginning on March 31, 2014.

The net proceeds from Term Loan F, along with a drawdown of approximately $160.5 million under the new revolver, were used to repay $400.0 under the existing Term Loan C and the entire $6.3 million outstanding balance under the old revolver, and approximately $4.2 million of related fees and expenses, with the balance used for general corporate purposes.

The credit agreement also contains certain amendments to a number of terms and conditions, including covenants relating to restricted payments, excess cash recapture, asset sales and acquisitions.

Item 8.01.	Other Events

A copy of the press release announcing the completion and funding of Term Loan F is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release, dated February 5, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2014

Mediacom LLC

By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2014

Mediacom Capital Corporation

By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer

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